SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2010
Layne Christensen Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205
(Address of Principal Executive Offices)

(913) 362-0510
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF$240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 2 — FINANCIAL INFORMATION

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     IN ACCORDANCE WITH GENERAL INSTRUCTION B.2 OF FORM 8-K, THE INFORMATION CONTAINED IN THIS CURRENT REPORT, INCLUDING THE EXHIBIT ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.
     On March 30, 2010, Layne Christensen Company issued a press release reporting earnings and other financial results for its fiscal year ended January 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     At a meeting of the Board of Directors of Layne Christensen Company (the “Company”), held on March 26, 2010, the Board granted bonuses to the named executive officers of the Company pursuant to the Layne Christensen Company Executive Incentive Compensation Plan based upon the Company achieving the previously disclosed earnings before income taxes (“EBIT”) goal for the fiscal year ended January 31, 2010, after making an adjustment for the after income tax charges to eliminate the Company’s pension plan liabilities and the non-cash impairment charges in the energy division. Such charges are explained in the earnings press release attached hereto as Exhibit 99.1. Furthermore, the Board granted a discretionary bonus to the named executive officer that is the head of the minerals division of the Company to recognize his efforts in managing his division through the rapid economic decline that began at the end of 2008.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(c)	Exhibits.
99.1	Press Release issued by Layne Christensen Company, dated March 30, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company (Registrant)
Date: March 30, 2010	By	/s/ A. B. Schmitt
		Name:	A. B. Schmitt
		Title:	President and Chief Executive Officer